EXHIBIT 5

                                FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                  100 NORTH TAMPA STREET, SUITE 2700           SACRAMENTO
DENVER                      TAMPA, FLORIDA 33602-5804                  SAN DIEGO
JACKSONVILLE                TELEPHONE (813) 229-2300               SAN FRANCISCO
LOS ANGELES                 FACSIMILE (813) 221-4210                 TALLAHASSEE
MADISON                                                                    TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                              WRITER'S DIRECT LINE
                                  813-225-4126

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
mtraber@foleylaw.com                                                078634/0101


                                 April 11, 2000

American Enterprise.com Corp.
755 West Brandon Boulevard
Brandon, Florida 33511

Ladies & Gentlemen:

         We have acted as counsel for American Enterprise.com Corp., a Florida corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 100,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the American Enterpris.com Corp. Legal Services Plan of Compensation (the "Plan").

         In this regard, we have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Company's Articles of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation in good standing under the laws of the State of Florida.

         2. The shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ Foley & Lardner

                                       FOLEY & LARDNER